EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: IBIZ Technology Corp.

         We hereby consent to the incorporation by reference in the foregoing Registration Statement on Amendment No. 1 to Form S-8 of our report dated January 17, 2003, relating to the financial statements of IBIZ Technology Corp. appearing in the IBIZ Technology Corp. Annual Report on Form 10-KSB for the fiscal year ended October 31, 2002, and to all references to our firm included in this Registration Statement.





                                           /s/ Farber & Hass, LLP
                                           FARBER & HASS, LLP
                                           December 5, 2003